Exhibit 99.3 4Q’18 Financial Results January 23, 2019

Disclaimers Cautionary Statement Regarding Forward-Looking Statements The following slides are part of a presentation by Synchrony Financial in connection with reporting quarterly financial results. No representation is made that the information in these slides is complete. For additional information, see the earnings release and financial supplement included as exhibits to our Current Report on Form 8- K filed today and available on our website (www.synchronyfinancial.com) and the SEC's website (www.sec.gov). All references to net earnings and net income are intended to have the same meaning. This presentation contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “targets,” “outlook,” “estimates,” “will,” “should,” “may” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated; retaining existing partners and attracting new partners, concentration of our revenue in a small number of Retail Card partners, promotion and support of our products by our partners, and financial performance of our partners; cyber-attacks or other security breaches; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk, the sufficiency of our allowance for loan losses and the accuracy of the assumptions or estimates used in preparing our financial statements; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions and strategic investments; our ability to realize the benefits of and expected capital available from strategic options; reductions in interchange fees; fraudulent activity; failure of third parties to provide various services that are important to our operations; disruptions in the operations of our computer systems and data centers; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; damage to our reputation; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; a material indemnification obligation to GE under the Tax Sharing and Separation Agreement with GE if we cause the split-off from GE or certain preliminary transactions to fail to qualify for tax-free treatment or in the case of certain significant transfers of our stock following the split-off; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the impact of the Consumer Financial Protection Bureau’s regulation of our business; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Synchrony Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this presentation and in our public filings, including under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed on February 22, 2018. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. Differences between this presentation and the supplemental financials may occur due to rounding. 2

4Q'18 Highlights

Financial Highlights

- $783 million Net Earnings, $1.09 diluted EPS
- Strong growth metrics
  - Loan Receivables up 14%
  - Net Interest Income up 11%
  - Purchase Volume up 10%
  - Average Active Accounts up 8%
- Provision for Loan Losses up 7% driven by the PayPal Credit reserve build partially offset by moderating credit trends
- Efficiency Ratio 30.4% compared to 30.3% in the prior year
- Deposits up $7.5 billion compared to prior year, comprising 73% of funding
- Strong Capital and Liquidity
  - 14.0% CET1 & $14.8 billion Liquid Assets

Business Highlights

- Renewed/extended key relationships
  - Sam's Club, Amazon, Mohawk
- Added new partnerships
  - Fanatics, Harbor Freight
- Expanded our CareCredit network
  - Walgreens
- Extended and expanded relationship
  - QVC, zulily, HSN
- Reached agreement to sell Walmart portfolio
- Walmart agrees to dismiss lawsuit

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Growth Metrics Purchase Volume +10% Loan Receivables +14% $ in billions $ in billions $40.3 $93.1 $36.6 $81.9 4Q'17 4Q'18 4Q'17 4Q'18 Average Active Accounts +8% Interest and Fees on Loans +13% in millions $ in millions 77.4 $4,774 71.3 $4,233 4Q'17 4Q'18 4Q'17 4Q'18 4

Platform Results[(a)]

Retail Card
Loan Receivables, $ in billions


+16%
$56.1
$65.2

Payment Solutions
Loan Receivables, $ in billions


+9%
$16.9
$18.4

CareCredit
Loan Receivables, $ in billions


+7%
$8.9
$9.5

	Retail Card 4Q'17	Retail Card 4Q'18	V%	Payment Solutions 4Q'17	Payment Solutions 4Q'18	V%	CareCredit 4Q'17	CareCredit 4Q'18	V%
Purchase Volume	$29.8	$33.1	+11%	$4.4	$4.7	+8%	$2.4	$2.5	+7%
Accounts	56.1	61.3	+9%	9.4	10.0	+7%	5.8	6.1	+4%
Interest and Fees on Loans	$3,133	$3,583	+14%	$574	$627	+9%	$526	$564	+7%

Retail Card

- Loan Receivable growth driven primarily by PayPal Credit program acquisition
- Interest and Fees on Loans up 14% driven by receivable growth

Payment Solutions

- Broad Loan Receivable growth led by home furnishings and luxury
- Interest and Fees on Loans up 9% driven by receivable growth

CareCredit

- Loan Receivable growth led by dental and veterinary
- Interest and Fees on Loans up 7% driven by receivable growth

a) Accounts represent Average Active Accounts in millions, which are credit card or installment loan accounts on which there has been a purchase, payment or outstanding balance in the current month. Purchase Volume $ in billions and Interest and Fees on Loans $ in millions

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Financial Results

Summary Earnings Statement

$ in millions, except ratios

	4Q'18	4Q'17	B/(W) $	B/(W) %
Total Interest Income	$4,876	$4,291	$585	14%
Total Interest Expense	543	375	(168)	(45)%
Net Interest Income (NII)	**4,333**	**3,916**	**417**	**11%**
Retailer Share Arrangements (RSA)	(855)	(779)	(76)	(10)%
NII, after RSA	**3,478**	**3,137**	**341**	**11%**
Provision for Loan Losses	1,452	1,354	(98)	(7)%
Other Income	64	62	2	3%
Other Expense	1,078	970	(108)	(11)%
Pre-Tax Earnings	**1,012**	**875**	**137**	**16%**
Provision for Income Taxes	229	490	261	53%
Net Earnings	**$783**	**$385**	**$398**	**103%**
Adjusted Net Earnings (a)	**$783**	**$545**	**$238**	**44%**
Diluted Earnings Per Share	**$1.09**	**$0.49**	**$0.60**	
Adjusted Diluted Earnings Per Share (a)	**$1.09**	**$0.70**	**$0.39**	

4Q'18 Highlights

- **$783 million Net Earnings, $1.09 diluted EPS**
- **Net Interest Income up 11% driven by growth in Loan Receivables**
  - Interest and Fees on Loans up 13% driven by average Loan Receivables growth
  - Interest Expense increase driven by benchmark movement and growth
- **Retailer Share Arrangements up 10%**
  - Increase in line with receivable growth
- **Provision for Loan Losses up 7% driven by the PayPal Credit reserve build partially offset by moderating credit trends**
  - Net Charge-Offs of 5.54% compared to 5.78% in the prior year
- **Other Expense up 11%**
  - Driven primarily by growth

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(a) Adjusted net earnings and Adjusted diluted EPS are non-GAAP measures. These measures represent the corresponding GAAP measure, adjusted to exclude the effects to Provision for income taxes in the quarter ended December 31, 2017, resulting from the Tax Act

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Net Interest Income Net Interest Income $ in millions, % of average Interest-Earning Assets 4Q'18 Highlights +11% • Net Interest Income increased 11% compared to prior year driven by growth in Loan $4,333 Receivables $3,916 − Interest and Fees on Loans increased 13% compared to prior year driven by average Loan Receivables growth • Net Interest Margin down 18bps. − Loan Receivables mix as a percent of total Earning Assets increased from 81.9% to 83.5% 16.24% 16.06% driven primarily by the PayPal Credit program acquisition − Loan Receivables yield 21.20%, down 23bps. versus prior year primarily driven by the impact of the PayPal Credit program − Total Interest-Bearing Liabilities cost increased 52bps. to 2.48%, due to increased benchmark rates 4Q'17 4Q'18 7

Asset Quality Metrics 30+ Days Past Due Net Charge-Offs $ in millions, % of period-end Loan Receivables $4,430 $ in millions, % of average Loan Receivables including held for sale $4,021 $3,831 $3,694 $3,521 $1,248 $3,295 $3,293 $1,198 $1,159 $3,120 $3,208 $1,141 $1,087 $1,001 $974 $950 $847 4.80% 4.67% (a) 4.32% 4.25% 4.25% 4.52% 4.17% 4.59% 4.76% 5.33% 5.42% 5.78% 6.14% 5.97% 5.54% (b) 4.65% 4.95% 4.97% 4Q'16 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 4Q'16 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 90+ Days Past Due Allowance For Loan Losses $ in millions, % of period-end Loan Receivables $ in millions, % of period-end Loan Receivables $6,427 $6,223 $2,135 $5,859 $5,574 $5,738 $5,361 $1,869 $1,833 $5,001 $1,707 $1,776 $4,676 $1,546 $1,561 $4,344 $1,508 $1,435 (c) 7.43% 7.11% 6.90% 2.22% 2.28% 2.28% 2.29% 6.63% 6.97% 6.80% 7.37% 2.03% 2.06% 1.90% 1.98% 2.09% 5.69% 6.37% 4Q'16 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 4Q'16 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 (a) Excluding the PayPal Credit program, 4Q’18 30+ Rate was down ~15bps. versus 4Q’17 (b) Excluding the PayPal Credit program, 4Q’18 Net Charge-Off rate was down ~10bps. versus 4Q’17 8 (c) Excluding the PayPal Credit program, 4Q’18 90+ Rate was down ~5bps. versus 4Q’17

Other Expense Other Expense $ in millions +11% 4Q'18 Highlights $1,078 • Other Expense up 11% $970 ‒ Other Expense increase driven primarily by growth • Efficiency Ratio 30.4% vs. 30.3% prior year 4Q'17 4Q'18 V$ V% Employee Costs $330 $353 $23 7% Professional Fees 159 231 72 45% Marketing/BD 156 166 10 6% Information Processing 99 118 19 19% Other 226 210 (16) (7)% Other Expense $970 $1,078 $108 11% (a) Efficiency 30.3% 30.4% 0.1pts. (a) “Other Expense” divided by sum of “NII, after RSA” plus “Other Income” 9

Funding, Capital and Liquidity Funding Sources Capital Ratios $ in billions Common equity Tier 1% - Basel III fully phased-in $88.0 V$ 15.8% $77.3 $9.6 +$1.3 14.0% Unsecured $8.3 $14.4 +$1.9 Securitization $12.5 4Q'17 4Q'18 $64.0 +$7.5 Deposits $56.5 (a) Liquidity $21.1 $ in billions $19.2 4Q'17 4Q'18 Variance Deposits 73% 73% - pts. Securitization 16% 16% - pts. 4Q'17 4Q'18 Unsecured 11% 11% - pts. Liquid Assets $15.1 $14.8 Undrawn Credit Facilities 6.0 4.4 Total Liquidity $21.1 $19.2 % of Total Assets 22.0% 18.0% (a) Does not include unencumbered assets in the Bank that could be pledged 10

2018 Performance 2018 Outlook 2018 Actual Drivers PayPal Credit program acquisition and solid organic growth driven by value Loan Receivables Growth 13% - 15% 14% propositions and strategic investments; underwriting refinements tempered growth Impacted by pre-funding PayPal Credit Net Interest Margin 15.75% - 16.00% 15.97% program acquisition, offset by favorable earning asset mix, lower deposit betas Driven by modest yield reduction from RSAs/Average Receivables 4.2% - 4.4%(a) 3.7% improving DQ trends, elimination of payments to Toys R Us and portfolio mix Driven by moderating credit Net Charge-Off Rate 5.5% - 5.8% 5.63% normalization trends Disciplined expense management Efficiency Ratio ~ 31.0% 30.8% partially offset by PayPal launch costs Lower than expected reserve build and ROA ~ 2.5% 2.8% more efficient balance sheet (a) 2018 outlook updated from 4.2%-4.4% to ~4.0% on July 27, 2018 in the Company’s Financial Results Presentation for the quarter ended June 30, 2018 11

2019 Outlook

	2019 Outlook Including Impact of Walmart Portfolio Conveyance [a]	Drivers
Core Loan Receivables Growth (Period-End 12/31/19 versus 12/31/18 excluding Walmart)	5% to 7%	Strong organic growth driven by value propositions and strategic investments
Net Interest Margin	15.75% - 16.00%	Consistent with 2018 Net Interest Margin level; Walmart portfolio conveyance may impact specific quarters
RSAs/Average Receivables	4.0% - 4.2%	Sale of Walmart portfolio largest driver; continued strong program performance, trending back closer to historical run rate
Net Charge-Off Rate	5.7% - 5.9%	Excluding PayPal Credit program and Walmart portfolio impact, the Net Charge-Off Rate expected to be flat to 2018
Efficiency Ratio	~ 31.0%	Cost actions related to Walmart portfolio to offset revenue impact
ROA	2.5% +	Consistent with historical return profile

(a) Assumes Walmart portfolio conveyance occurs in late 3Q'19 or early 4Q'19

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Strategic Priorities Grow our business through our three sales platforms • Grow existing partner penetration • Continue to innovate and provide robust cardholder value propositions • Add new partners and programs with attractive risk and return profiles Invest in ‘Next Generation’ data analytics, AI, and digital capabilities • Continue expansion of advanced analytics leveraging SKU level data & consumer behaviors driving sales and customer loyalty • Further develop frictionless customer experiences and digitized environment through the use of customer journey insights • Leverage alternative data and machine learning to further drive innovation, advanced underwriting and authentication Position the business for long-term growth • Explore opportunities to expand and diversify the business (e.g., healthcare finance, small business and proprietary networks) • Continue to grow our Bank — launch new products and capabilities to increase loyalty, diversify funding and drive profitability • Investment in core infrastructure to drive scale, efficiency and agility Operate with a strong balance sheet and financial profile • Maintain strong capital and liquidity • Deliver earnings growth at attractive returns Leverage strong capital position • Drive organic growth, program acquisitions, and start-up opportunities • Continue capital plan execution through dividends and share repurchase program, subject to Board and regulatory approvals • Invest in capability-enhancing technologies and businesses 13

Appendix 14

Non-GAAP Reconciliation The following table sets forth a reconciliation of non-GAAP measures included in this presentation to the comparable GAAP component for the period ended December 31, 2017. $ in millions, except per share statistics Quarter Ended ADJUSTED NET EARNINGS December 31, 2017 GAAP net earnings ................................................................................................................. $385 Adjustment for tax law change....................................................................................... 160 Adjusted net earnings ........................................................................................................... $545 ADJUSTED DILUTED EPS GAAP diluted EPS .................................................................................................................. $0.49 Adjustment for tax law change....................................................................................... 0.21 Adjusted diluted EPS ............................................................................................................ $0.70 15

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